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                                                                    EXHIBIT 10.4


                            PATENT LICENSE AGREEMENT

Agreement by and between

OssaTronics Inc. a corporation organized and existing under the laws of Georgia, having its principle place of business at 1608 Greenview Court, Woodstock, GA 30188, USA (hereafter designated "LICENSEE") duly represented by it's president Mr. John Warlick

and

HMT High Medical Technologies GmbH, a company organized and existing under the laws of the Federal Republic of Germany, having its principle place of business in Prussingstrasse 41, D-07745 Jena, Germany (hereafter designated "HMT") duly represented by it's General Manager Mr. Joachim Voss

Whereas,

HMT has purchased from the initial inventors VVMI of Sofia, Bulgaria the United States patent No. 4,979,501 and the Canadian patent No. 1.330.580 relating to the method and mechanism for the treatment of bone pathologies.

Whereas,

LICENSEE desires to obtain a license from HMT under the aforesaid US and Canadian patents

Whereas,

it is the intention of the parties that this Agreement prescribes the rights and obligations among the parties regarding the aforesaid patents which are licensable by HMT; and

Whereas,

HMT desires to licence LICENSEE under the aforesaid patents;

Now,

therefore, HMT and LICENSEE agree as follows:

                                   ARTICLE 1

                             Patent Rights Granted

HMT hereby grants to LICENSEE a non-exclusive, license to make, use, lease, or sell shock wave equipment for medical treatment which would infringe any valid claim of the licensed patents upon which royalties are to be payed under this Agreement.

Licensee is hereby granted immunity from suit under the licensed patents with regard to its customers which are relieved of any obligation to pay a royalty for aforesaid patents.
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                                   ARTICLE 2

                                Royalty Payment

Within thirty (30) days from the effective date of this agreement, LICENSEE shall pay to HMT the sum of US $100.000,-- (one hundred thousand).

In addition to the above payment LICENSEE shall pay to HMT a royalty of US $25.000,-- (Twenty five thousands) for each OssaTron unit sold or leased by the LICENSEE from the effective date of this agreement to the expiration of the US patent No. 4.979.501 and the Canadian patent No. 1.330.508 respectively.

Within thirty (30) days after the close of each calendar quarter, LICENSEE shall deliver to HMT a statement of all royalty based activities performed. Simultaneously with the delivery of each statement, LICENSEE will pay HMT the royalty due for such quarter.

The royalty of US $25.000,-- for each for each unit purchased from HMT is included in the unit sales price agreed between HMT and LICENSEE.

                                   ARTICLE 3

                             Duration of Agreement

This agreement shall continue in full force and effect until the expiration of the licensed patents unless this agreement is sooner terminated as herein provided.

If any party to this agreement should default in the performance of any of the terms of this agreement the non-defaulting party may terminate this agreement with thirty (30) days notice period.

                                   ARTICLE 4

                                Transferability

Notwithstanding anything herein to the contrary, this agreement, and all the rights, license and obligations contained herein, may not be transferred without permission in writing by HMT, which permission shall not be unreasonably withheld.

                                   ARTICLE 5

                                 Representation

HMT represents that HMT has the full rights and power to grant the licenses set forth in this agreement, and that there are no outstanding agreements inconsistent with the provisions of this agreement.

HMT makes no other representation, expressed or implied, nor does HMT assume any liability in respect of any infringement of patents or other rights of third parties due to LICENSEE's operation under the license herein granted.
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                                   ARTICLE 6

                                 Applicable Law

This agreement shall be construed, and the legal relations between the parties hereto shall be determent, in accordance with the laws of the State of Georgia.

                                   ARTICLE 7

                                 Communications

Any payment, notice or other communication required by, or permitted to be made or given to, either party pursuant to this agreement shall be sent to such party to the following addresses:

HMT:              HMT
                  High Medical Technologies GmbH
                  Prussingstrasse 41
                  D-07745 Jena, Germany

LICENSEE:         OssaTronics Inc.
                  1608 Greenview Court
                  Woodstock, GA 30188, USA

In witness whereof the parties hereto affix their hands respectively as of the date indicated:




Date: June 3, 1995   By:   /s/ Joachim Voss           For:     HMT
      ------------       ---------------------------
                             (Joachim Voss)

Date: June 3, 1995   By:   /s/ John Warlick           For:     OssaTronics, Inc.
      ------------       ---------------------------
                             (John Warlick)
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               AMENDMENTS TO PATENT LICENSE AGREEMENT, LITHOTRON
        DISTRIBUTORSHIP AGREEMENT AND OSSATRON DISTRIBUTORSHIP AGREEMENT


     This agreement is made and entered into this 7th day of August 1996, by and between HIGH MEDICAL TECHNOLOGIES ENTWICKLUNGS + VERTRIEBS AG, (hereinafter referred to as "HMT") and, HEALTHTRONICS, INC.:

                                  WITNESSETH:

     WHEREAS, HMT and Ossatronics, Inc. have entered into a distributorship dated November 22, 1994 (hereinafter referred to as the "OssaTron
Distributorship Agreement"); and

     WHEREAS, HMT and Ossatronics, Inc. have entered into a Patent License Agreement dated June 3, 1995 (hereinafter referred to as the "Patent License Agreement"); and

     WHEREAS, OssaTronics, Inc. has merged into HealthTronics, Inc., a Georgia corporation and the Distributorship Agreement and Patent License Agreement have been assigned to HealthTronics, Inc.; and

     WHEREAS, HMT, Jena, has assigned its interest in the Distributorship Agreement to HMT, Switzerland; and

     WHEREAS, HMT and HealthTronics, Inc. have entered into a Distributorship Agreement executed January 24, 1996 by HMT; and January 22, 1996 by HealthTronics, Inc. (hereinafter referred to as the "LithoTron Distributorship Agreement").

     NOW, THEREFORE, in consideration of ten dollars ($10.00) and other good and valuable consideration, the parties agree as follows:

                                       I

     The "Patent License Agreement" shall be amended and changed as follows:

(A)  Article 1 of such Agreement is amended, changed and reworded as follows:

                                   ARTICLE 1
                             Patent Rights Granted

     HMT hereby grants to LICENSEE as exclusive license to make, use, lease or sell shock wave equipment for medical treatment which would infringe any valid claim of the licensed patents upon which royalties are to be paid under this Agreement.

     Licensee is hereby granted immunity from suit under the licensed patents with regard to



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its customers which are relieved of any obligation to pay a royalty for aforesaid patents.

(B) All remaining provisions in the Patent License Agreement shall remain as originally set forth.



                                       II

        The "LithoTron Distributorship Agreement" shall be amended and changed as follows:

(A) Article 11, paragraph 1 of such agreement is amended, changed and reworded as follows:


                                   ARTICLE 11
                     DURATION AND TERMINATION OF AGREEMENT

(1) Unless otherwise provided herein, this agreement is effective for a term of five years beginning on the date P.M.A. is granted by the F.D.A. Upon the expiration of the initial five year term, this agreement shall automatically renew for subsequent five year terms provided that Healthtronics meets its sales commitment of not less than an average of 20 LithoTrons per year as averaged over the preceding five year term. If after any five year term, Healthtronics does not meet such sales commitment, HMT may terminate this agreement by providing notice of its intent to do so. Such notice shall be provided by registered or certified mail to the principal place of business of Healthtronics and shall be provided at least twelve months prior to the expiration of a five year term then in effect.



                                      III


        The "OssaTron Distributorship Agreement" shall be amended and changed as follows:

(A) ss. 10 paragraph 1 of such agreement shall be amended, changed and reworded as follows:


                                     ss. 10
                     DURATION AND TERMINATION OF AGREEMENT

(1) Unless otherwise provided herein, this agreement is effective for a term of five years beginning on the date P.M.A. is granted by the F.D.A. Upon the expiration of the initial five year term, this agreement shall automatically renew for subsequent five year terms provided that Healthtronics meets its sales commitment of not less than an average of 20 OssaTrons per year as averaged over the preceding five year term. If after any five year term, Healthtronics does not meet such sales commitment, HMT may terminate this agreement by providing notice of



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its intent to do so. Such notice shall be provided by registered or certified mail to the principal place of business of HealthTronics and shall be provided at least twelve months prior to the expiration of a five year term then in effect.


(B) ss. 13 of such agreement shall be amended, changed and reworded as follows:

                                     ss.13
                              MANUFACTURING RIGHT

(1) HealthTronics shall have the exclusive right to manufacture the OssaTron OSA 120 and other subsequent models related thereto, as well as accessories, spare parts, consumables and disposables related thereto.

(2) HMT shall, within thirty days after receiving a written request, provide HealthTronics, Inc. with all drawings, technical descriptions, suppliers and all other matters requested by HealthTronics, Inc. related to manufacturing the OssaTron OSA 120 so as to enable HealthTronics, Inc. to manufacture the OssaTron OSA 120.

(3) HealthTronics, Inc. shall pay to HMT a one time fee of $1,000,000 for the manufacturing know-how, technical drawings, descriptions and other paperwork and associated documents described in section number III ss.13
(2)herein.

(4) For each OssaTron device manufactured by HealthTronics, Inc. under this agreement, HealthTronics, Inc. shall pay to HMT a licensing fee of ten percent (10%) of the HealthTronics, Inc. net selling price.

                                    HMT

                                    BY: /s/ Karl-Heinz Restle
                                        ----------------------------------------
                                        Karl-Heinz Restle (Managing Director)



                                    HEALTHTRONICS, INC.

                                    BY: /s/ Roy S. Brown
                                        ----------------------------------------
                                        Roy S. Brown (President)

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